UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2019

Axovant Gene Therapies Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB, United Kingdom (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +44 203 318 9708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.00001 par value per share	AXGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Senthil Sundaram as Director

Effective June 27, 2019, Senthil Sundaram was appointed to the Board of Directors, or the Board, of Axovant Gene Therapies Ltd., or Axovant, with a term expiring at the 2019 Annual General Meeting of Shareholders. Mr. Sundaram has been appointed to serve as a member of the Audit Committee of the Board. There is no arrangement or understanding between Mr. Sundaram and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Sundaram and any of our other directors or executive officers.

Mr. Sundaram, age 40, served as the Chief Financial Officer of Nightstar Therapeutics plc, a clinical-stage gene therapy company, from April 2017 to June 2019, when it was acquired by Biogen, Inc. From February 2013 to April 2017, Mr. Sundaram served in a variety of positions at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, including most recently as its Vice President and head of business development, where he was responsible for a wide range of activities including business development, strategy, financial analysis, investor relations and capital raising. Prior to joining Intercept, from 2000 to 2013, Mr. Sundaram worked in the healthcare investment banking groups at Lehman Brothers Holdings Inc., Barclays Capital Inc., Citigroup Inc. and Lazard Ltd. Mr. Sundaram earned a B.S. in Computer Engineering and a B.A. in Economics from Brown University.

In accordance with our non-employee director compensation arrangement, Mr. Sundaram will receive Axovant’s standard annual cash retainer of $40,000 for service as a director and an additional $9,000 annual cash retainer for his service on the Audit Committee. If he is subsequently appointed to serve on any other committee, he will receive an additional cash retainer for his service on such committee. In addition, Mr. Sundaram was awarded an initial option grant to purchase 18,750 of our common shares with an exercise price equal to the closing price of our common shares on the grant date. This option will vest over a period of three years, with one-third of the common shares underlying the options vesting on each of the first, second and third anniversaries of June 27, 2019, Mr. Sundaram’s date of appointment to the Board.

We will enter into our standard indemnification agreement with Mr. Sundaram.

Resignation of Gregory Weinhoff, M.D., as Principal Financial and Accounting Officer

As previously disclosed, effective June 30, 2019, Gregory Weinhoff, M.D., our former Principal Financial and Accounting Officer and former Chief Financial Officer of our subsidiary, Axovant Sciences, Inc., or ASI, resigned from all of his positions at Axovant and its affiliated entities and transitioned to Arvelle Therapeutics B.V. Dr. Weinhoff entered into a separation agreement, consulting arrangement and general release, or the Separation and Consulting Agreement, which is effective as of June 30, 2019.

Pursuant to the Separation and Consulting Agreement, Dr. Weinhoff will provide consulting services to ASI in connection with the transition of responsibilities through March 31, 2020, unless earlier terminated. Pursuant to the Separation and Consulting Agreement, Dr. Weinhoff will receive his prorated target annual performance bonus for fiscal year 2019 through June 30, 2019, equal to $48,438. In addition, Dr. Weinhoff’s options granted on March 15, 2018 will continue to vest in accordance with their terms until March 31, 2020, and Dr. Weinhoff will have until March 31, 2021 to exercise such options, in each case subject to certain acceleration and forfeiture requirements upon earlier termination. All other options held by Dr. Weinhoff as of June 30, 2018 were forfeited by Dr. Weinhoff as of such date. In exchange for these benefits, Dr. Weinhoff agreed to certain customary non-solicitation, confidentiality and release provisions in favor of Axovant and its affiliates.

Appointment of David Nassif as Principal Financial and Accounting Officer

On June 27, 2019, the Board appointed David Nassif as our Principal Financial and Accounting Officer, effective as of July 1, 2019, and Mr. Nassif assumed his role as Chief Financial Officer of ASI. There is no arrangement or understanding between Mr. Nassif and any other person pursuant to which he was appointed as an officer of Axovant, and there is no family relationship between Mr. Nassif and any of our directors or other executive officers.

Mr. Nassif, age 65, most recently served as Executive Vice President and Chief Financial Officer of SteadyMed Ltd., a specialty pharmaceutical company, since March 2013 (first as a financial consultant and commencing March 2015 on a full-time basis). From May 2011 to September 2014, Mr. Nassif served as the President and Chief Financial Officer of Histogen, Inc., a regenerative medicine company. From May 2007 to February 2010, Mr. Nassif served as the Executive Vice President and Chief Financial Officer of Zogenix, Inc., a specialty pharmaceutical company. Mr. Nassif earned a B.Sc. in Finance and Management Information Systems from the University of Virginia with honors and a J.D. from the University of Virginia School of Law.

We have entered into our standard executive employment agreement with Mr. Nassif and will enter into our standard indemnification agreement. Mr. Nassif’s employment is “at will” and may be terminated at any time, with or without cause. Pursuant to Mr. Nassif’s employment agreement with ASI, he will receive an annual base salary of $400,000. He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 50% of his then-current annual base salary beginning with a prorated amount for the fiscal year ending March 31, 2020, based on the Board’s or the Compensation Committee’s assessment of his individual performance and our overall performance.

On July 1, 2019, Mr. Nassif was awarded a time-based option grant to purchase 150,000 of our common shares at an exercise price equal the closing price of our common shares on the grant date. This option will vest over a period of four years, with one-quarter of the common shares underlying the option vesting on July 1, 2020 and the remainder vesting in 12 equal quarterly installments thereafter. In addition, on July 1, 2019, Mr. Nassif was awarded an additional performance-based option grant to purchase 75,000 of our common shares. This option will vest ratably once the 30-day volume weighted average closing price per share of our common shares is two times, four times and six times the exercise price, in accordance with the terms of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOVANT GENE THERAPIES LTD.

Dated:	July 1, 2019
		By:	/s/ Mathew Bazley
		Name:	Mathew Bazley
		Title:	General Counsel